Exhibit 99.1

“Additionally, we are informed that Harland currently expects to report revenues and pre-tax income from continuing operations for the fiscal quarter ended March 30, 2007 that are generally comparable with revenues and pre-tax income from continuing operations for the corresponding fiscal quarter in 2006 after taking into account one-time Acquisition-related costs and accruals and the previously disclosed loss of a major customer at the end of the first quarter of 2006.”